Exhibit 10.41

December 22, 2010

Glasshouse Technologies, Inc.

200 Crossing Boulevard

Framingham, MA 01702

RE:	LOAN AND SECURITY AGREEMENT NO. 4091 DATED JUNE 30, 2004, AS AMENDED FROM TIME TO TIME, BY AND BETWEEN LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“LIGHTHOUSE”) AS LENDER AND GLASSHOUSE TECHNOLOGIES, INC. (“GLASSHOUSE”) AS BORROWER (THE “LIGHTHOUSE LOAN”)

To Whom It May Concern:

Whereas Glasshouse and WF FUND III LIMITED PARTNERSHIP, c/o/b as WELLINGTON FINANCIAL LP and WELLINGTON FINANCIAL FUND III, (collectively “Wellington”) are Borrower and Lender, respectively, under that certain Loan and Security Agreement dated as of March 29, 2010, as amended, (the “Wellington Loan”), and;

Whereas Lighthouse, Wellington and Glasshouse are parties to that certain Intercreditor Agreement dated March 29, 2010, and;

Whereas Glasshouse has violated a financial covenant under the Wellington Loan and is in technical default, and;

Whereas per the terms of the Intercreditor Agreement the Wellington Loan default is a default under the Lighthouse Loan, and;

Now therefore, Lighthouse agrees with the terms of Section 4.C of that certain Amendment No. 2 to Loan and Security Agreement dated December     , 2010, between Glasshouse and Wellington.

Lighthouse hereby waives any and all defaults and events of default existing as of the date hereof under the Lighthouse Loan, the Intercreditor Agreement and the documents executed in connection therewith.

Sincerely,

Lighthouse Capital Partners V, L.P.
By:	Lighthouse Management Partners V,
L.L.C., its general partner

By:
Thomas Conneely
Vice President

PHONE 415.464-5950 FAX 415.925.3387

500 DRAKES LANDING ROAD, GREENBRAE, CA 94904-3011